Exhibit 8.2

DUNNINGTON, BARTHOLOW & MILLER LLP

MARVIN M. BROWN	477 MADISON AVENUE	FREDERICK W. LONDON
RAYMOND J. DOWD		FRANCIS J. MOONEY, JR.
JOHN T. DUNLAP	NEW YORK, N. Y. 10022	OF COUNSEL
GEORGE W. GOWEN
MICHAEL J. KOPCSAK
STEVEN E. LEWIS
ROBERT T. LINCOLN	TELEPHONE: (212) 682-8811
ALBERT L. LINGELBACH	FACSIMILE: (212) 661-7769
THOMAS V. MARINO
JOSEPH MICHAELS IV	E-MAIL: DBM@DUNNINGTON.COM
C. FREDERICK ROGGE, Ill	URL: HTTP://WWW.DUNNINGTON.COM
JOHN W. SHROYER
CAROL A. SIGMOND
LOUIS E. TEITEL
February 1, 2007

SunOpta Inc.

2838 Bovaird Drive West

Brampton, Ontario

L7A 0H2

Ladies and Gentlemen:

We have acted as United States counsel for SunOpta Inc. (the “Company”) in connection with the Registration Statement on Form S-3 Registration No. 333-137724 (the “Registration Statement”) and the Prospectus Supplement dated January 31, 2007 (the “Supplement”), each filed by the Company under the Securities Act of 1933, as amended, relating to the sale by the Company of up to 5,175,000 of its common shares (the “Common Shares”).

You have requested our opinion with respect to the matter set forth herein.

In our capacity as your United States counsel in connection with the Registration Statement, we are familiar with the Registration Statement and the Supplement.

In connection with rendering this opinion, we have examined the Registration Statement, the Supplement and such other corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

We are members of the bar of the State of New York and the opinion expressed herein relates only to the Federal law of the United States and the laws of the State of New York which are in effect on the date hereof.

The discussion contained in the Supplement under the caption “U.S. Federal Income Tax Consequences” constitutes our opinion of the material United States Federal income tax consequences to a U.S. holder of the Common Shares.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to a Form 8-K Current Report being filed today.

Yours very truly,